EXECUTION VERSION RENT THE RUNWAY, INC. EMPLOYMENT AGREEMENT EMPLOYMENT AGREEMENT (this “Agreement”) is executed as of February 24, 2026 and effective as of October 28, 2025 (such date, the “Effective Date”), between RENT THE RUNWAY, INC., a Delaware corporation (together with its predecessors and successors, the “Company”), and DHIREN FONSECA (the “Employee”). W I T N E S E T H WHEREAS, the Company and CHS US Investments LLC, a Cayman limited liability company, have entered into that certain Exchange Agreement, dated as of August 20, 2025 (the “Exchange Agreement”); WHEREAS, in connection with the consummation of the transactions contemplated by the Exchange Agreement (the “Closing”), the Company desires to employ the Employee as its Executive Chair, subject to the terms and conditions set forth in this Agreement; WHEREAS, the Company entered into that certain letter agreement, dated October 28, 2025 (the “Inducement Letter”), pursuant to which (x) as an inducement material to the Employee entering into this Agreement and becoming an employee of the Company, the Company agreed to grant to the Employee the Restricted Stock Award (as defined therein), which Employee and the Company have agreed shall be granted in the form of restricted stock units, and (y) the Company agreed to grant to the Employee the PSU Award (as defined therein), in each case, pursuant to the terms and conditions set forth under the Inducement Letter; and WHEREAS, the Employee desires to accept the terms and conditions set forth in this Agreement for such employment. NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Position; Duties; Term; Place of Employment. (a) During the Term (as defined below), the Employee shall serve as the Executive Chair of the Company. In this capacity, the Employee shall have all of the duties and responsibilities assigned to the Employee by the Company’s Board of Directors (the “Board”) from time to time. The Employee shall report directly and solely to the Board. In addition, the Employee shall serve as a member of the Board as of the Effective Date and during the Term, the Company shall nominate the Employee for a seat on the Board upon the expiration of the Employee’s initial term as a director hereunder and upon the expiration of each subsequent term thereafter. (b) During the Term, and excluding any periods of vacation and sick leave to which the Employee may be entitled, the Employee shall devote substantial business time, energy and skill and the Employee’s reasonable best efforts to the performance of the Employee’s duties with the Company, provided that the foregoing shall not prevent the Employee from serving on the board of directors of any corporation or any other entity the primary business of which is not competitive with the Company, participating in charitable, civic, educational, professional, community or industry affairs, managing the Employee’s personal investments and exploiting the Employee’s personal media rights to the extent permitted by the terms of this Agreement, in each case, so long as such activities in the aggregate do not materially interfere or conflict with the Employee’s duties hereunder or create a fiduciary conflict. (c) The initial term (the “Initial Term”) of the Employee’s employment hereunder shall commence on the Effective Date and end on January 31, 2030. The Initial Term shall automatically be extended for successive one-year periods (each, an “Extension Term” and, together with the Initial Term, the “Term”), unless either the Employee or the Company gives written notice of non-extension to the other party no later than ninety (90) days prior to the expiration of the then-applicable Term, in which case the Employee’s employment will terminate at the end of the then-applicable Term, subject to earlier termination in accordance with Section 6 hereof. 2. Salary. In consideration of the Employee’s fulfillment of the Employee’s duties and responsibilities hereunder, the Company agrees to pay the Employee during the Term a salary (the “Salary”) at an annual rate of $600,000, payable in accordance with the regular payroll practices of the Company, but not less frequently than monthly. The Salary is subject to review no less than annually for possible increase, but not decrease, by the Board or its authorized committee. 3. Annual Bonus. The Employee shall be eligible to receive an annual bonus for each Fiscal Year of the Company (a “Fiscal Year”), or portion of a Fiscal Year, during the Term (the “Annual Bonus”) of up to 75% of the Employee’s Salary in respect of such Fiscal Year, as determined by the Board (or its authorized committee) in its sole discretion. The Annual Bonus, if any, in respect of Fiscal Year 2025 shall be prorated based on the Employee’s employment during such Fiscal Year. Each earned Annual Bonus shall be paid in cash not later than two and a half months after the end of the Fiscal Year for which the Annual Bonus is awarded, unless the Employee shall elect to defer the receipt of such Annual Bonus pursuant to an arrangement that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). 4. Refinancing Transaction Bonus. The Employee shall be eligible to receive a one-time cash bonus equal to $3,000,000, less applicable withholdings (the “Refinancing Transaction Bonus”), upon the successful refinancing of the term loans under the New Credit Agreement (as defined in the Exchange Agreement) prior to their stated maturity as of the Closing, provided that such refinancing is completed on then-current market terms and the applicable lender is a bona fide third-party financing source that is not an affiliate of any member of the Investor Group (as defined in the Exchange Agreement), as determined in the Company’s discretion (the “Refinancing”). To be eligible for the Refinancing Transaction Bonus, the Employee must be employed by the Company on the date of the Refinancing; provided, that the Employee shall remain eligible to receive the Refinancing Transaction Bonus if the Refinancing occurs within nine (9) months following (x) a termination of the Employee’s employment by the 2

Company without Cause (as defined below) following the one-year anniversary of the Effective Date, (y) a resignation by the Employee for Good Reason (as defined below) following the one-year anniversary of the Effective Date or (z) a termination of the Employee’s employment due to the Employee’s death or Disability following the one-year anniversary of the Effective Date. The Refinancing Transaction Bonus shall be paid by the Company to the Employee in a cash lump sum within thirty (30) days following the consummation of the Refinancing. 5. Benefits; Expenses; Indemnification. (a) The Employee shall be entitled to such benefits and perquisites during the Term as the Company shall make generally available to its senior executives or as otherwise approved from time to time by the Board or its authorized committee; provided, that, in no event shall the Employee be eligible to participate in any severance plan or program of the Company, except as set forth in Sections 4 and 7 of this Agreement. (b) The Company shall promptly reimburse the Employee for all reasonable travel and other out-of-pocket business expenses incurred by the Employee in connection with the performance of his duties to the Company, including all associated expenses for time spent at any Company location and any other Company-related travel, in each case, in accordance with any applicable Company policies. During the Term, in lieu of reimbursing the Employee for travel expenses incurred in connection with the performance of his duties, the Company shall pay the Employee a gross monthly stipend of $20,000, which amount may be reviewed and adjusted from time to time by the Company based on the extent of the Employee’s travel and the extent to which the cost of such travel is deductible by the Employee. (c) The Company will indemnify the Employee and hold the Employee harmless to the fullest extent permitted by applicable law and under the by-laws of the Company against, and with respect to, any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including advancement of reasonable attorney’s fees, subject to a standard repayment undertaking), losses and damages resulting from the Employee’s performance of the Employee’s duties and obligations within the scope of the Employee’s employment with the Company. (d) The Company will provide the Employee with Director’s and Officer’s insurance coverage that is at least as favorable as the coverage provided to other directors and officers of the Company. Such insurance coverage will continue in effect both during the Term and, while potential liability exists, thereafter. (e) The Company will reimburse the Employee for the incremental cost of tax return preparation services, up to a maximum of $10,000 per annum, resulting from New York State taxes, if any, incurred as a result of the Employee’s service to the Company, within 30 days following presentation by the Employee of an invoice therefor. (f) During the Term, the Company will provide the Employee with reasonable administrative support for the performance of the Employee’s duties (including, without 3 limitation, for reserving travel, scheduling, internal coordination, expense reimbursement and other business purposes), which administrative support may be provided through an administrative assistant who covers multiple Company executives. 6. Termination of Employment. The Term shall terminate upon the occurrence of any of the events described in paragraphs (a) through (d) of this Section, with the effects noted therein. In addition, notwithstanding anything in this Agreement to the contrary, upon any such termination, any outstanding equity-based incentive awards in the Company, including, without limitation, the restricted stock awards and performance-based restricted stock unit awards anticipated to be granted to the Employee in connection with commencing employment with the Company, shall be treated in accordance with their applicable terms, as set forth in the applicable award agreement. (a) Termination Without Cause or Resignation for Good Reason after the First Year of Employment. (i) The Company may terminate the Term at any time without “Cause” (as defined below) upon not less than 60 days’ prior written notice to the Employee; provided, however, that, following the delivery of such notice to the Employee, the Company may require the Employee to cease performing services for the Company for the balance of the Term. In addition, the Employee may terminate the Term by resigning for “Good Reason” (as defined below); provided, however, that (X) the Employee shall give the Company not less than 90 days’ prior written notice of such resignation, and (Y) the Company shall be given the opportunity to cure in accordance with Section 6(a)(iv) hereof. (ii) Upon a termination or resignation described in Section 6(a)(i) hereof that occurs following the one-year anniversary of the Effective Date, and, in the case of the payments and benefits set forth in subsections (A) through (D) of this Section 6(a)(ii), subject to the Employee’s continued compliance with the restrictive covenants set forth in Section 7 and execution of a written release of claims against the Company and related parties in substantially the form attached hereto as Exhibit A (the “Release”), which Release must be executed by the Employee, returned to the Company and the period within which the Employee may revoke the Release expired no later than 60 days following the date of termination, the Employee shall be entitled to receive the following in consideration of the Release and of the restrictive covenants set forth in Section 7 hereof: (A) A cash severance payment in an amount equal to (x) the annual rate of Salary in effect immediately prior to such termination or resignation, and (y) the Annual Bonus for the Fiscal Year in which such termination or resignation occurs, in the case of this clause (y), as determined by the Board in its discretion (the amounts in clause (x) or (y), as applicable, together, the “Severance Amount”); provided, that, notwithstanding anything in this Agreement to the contrary, the Severance Amount shall not be payable if Employee resigns pursuant to 4 clause (f) of Good Reason. Subject to Section 11 hereof, the Severance Amount shall be payable over 12 months in ratable installments in accordance with the Company’s ordinary payroll practices with the first such payment to be made on the 60th day following the date of termination and with such first payment to include all payments that would have otherwise been made from the date of termination through such first payment date. (B) To the extent permitted by the Company’s insurance carrier(s), for a period of 18 months following the date of termination (or, if earlier, the first date following the date of termination upon which the Employee is eligible to receive comparable group welfare benefits from a subsequent employer), the Employee shall continue to receive, at the same pre-tax cost to him as applies to the Company’s senior-most executives, the group welfare benefits in effect at the date of termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, as the same may be changed from time to time for the senior-most executives of the Company generally, as if the Employee had continued in employment during such period; provided that, to the extent that such coverage is not permitted by the Company’s insurance carrier(s) or applicable law, the Company shall instead reimburse to the Employee for the Employee’s reasonable documented costs of purchasing comparable replacement coverage. The COBRA health care continuation coverage period under Section 4980B of the Code shall run concurrently with the foregoing 18-month benefit period. (C) The Refinancing Transaction Bonus shall be treated in accordance with Section 4 above. (D) The Employee shall receive (i) all Salary earned and duly payable for periods ending on or prior to the date of termination but unpaid as of the date of termination, and payment in respect of all accrued but unused vacation days at his per-business-day rate of Salary in effect as of the date of termination, which amounts shall be paid in cash in a lump sum no later than 10 business days following the date of termination; (ii) all reasonable expenses incurred by the Employee through the date of termination which are reimbursable in accordance with Section 5 hereof, which amount shall be paid in cash within 30 calendar days after the submission by the Employee of receipts; (iii) all Annual Bonuses earned for periods ending on or prior to the date of termination but unpaid as of the date of termination, which amounts shall be paid in cash in a lump sum no later than 60 calendar days following the date of termination, or such later date as may be set forth in any applicable deferral arrangement; and (iv) other or additional vested benefits accrued or arising from the Employee’s participation in any plans, programs, agreements and arrangements of the Company and its affiliates (payable in accordance with the then-applicable terms of such 5 plans, programs, agreements and arrangements, but excluding any severance payments and/or benefits provided under such plans, programs, agreements and arrangements) (such amounts in clauses (i), (ii), (iii) and (iv) together, the “Accrued Obligations”). (iii) For purposes of this Agreement, “Cause” shall mean conviction of, or the entry of a pleading of guilty to, a felony involving moral turpitude, other than (1) a traffic or driving violation (excluding felony driving under the influence), or (2) relating to domestic violence; intentional and material failure after written notice to perform reasonably assigned duties for the Company, which failure is not cured within 30 days of written notice and which failure has had, or could reasonably be expected to have, a material adverse effect on the Company; engaging in willful and material misconduct directed at the Company, which misconduct has had a material adverse effect on the Company; or a willful breach of any material provision of any written covenant or agreement with the Company which, if curable, is not cured within 30 days of written notice thereof from the Company to the Employee and which breach has had, or could reasonably be expected to have, a material adverse effect on the Company. No act, or failure to act on the part of the Employee shall be considered “willful” unless it is done, or omitted to be done, by the Employee in bad faith and without reasonable belief that the Employee’s action or omission was in the best interests of the Company and its affiliates. The Employee shall not be terminated for “Cause” unless reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board, and thereafter at least a majority of the Board (excluding the Employee from both the numerator and the denominator) determines by affirmative vote or written consent that the Employee shall be terminated for “Cause;” provided that, any such determination by the Board shall be subject to de novo review by the arbitrator pursuant to the dispute resolution provisions of Section 17 hereof based on the facts thereof. (iv) For purposes of this Agreement, except as otherwise explicitly set forth herein “Good Reason” shall mean any of the following events that occur without the Employee’s prior written consent: (A) any material diminution of the Employee’s Salary; (B) any other material breach of this Agreement by the Company; (C) prior to a Change of Control, the Employee no longer reporting directly and exclusively to the Board, and on and after a Change of Control, the Employee no longer directly reporting to the person or body having direct authority over the Company substantially similar to that of the Board prior to the Change of Control; (D) any change in the Employee’s title as Executive Chair of the Company, or appointment of another individual to the same title; (E) a requirement that the Employee spend a specified minimum number of days during any week (or other period) at the Company’s executive offices in New York City; (F) following the one-year anniversary of the Effective Date, the appointment of a new Chief Executive Officer of the Company, other than the Employee; or (G) failure of a successor to all or substantially all of the business of the Company to assume the Company’s obligations under the Agreement; 6 provided that, in each case, the Employee must notify the Company in writing within 90 calendar days after first becoming aware of an event constituting Good Reason, describing in detail the event claimed to constitute Good Reason, and, unless the Company retracts and/or rectifies the claimed event constituting Good Reason within 30 calendar days following the Company’s receipt of such notice from the Employee (the “Cure Period”), the Employee must terminate employment, if at all, during the 30-day period immediately following the end of the Cure Period. If the Employee does not terminate employment during such 30-day period, the Employee may not terminate employment for Good Reason as a result of such event. (v) For purposes of this Agreement, “Change of Control” shall mean: (A) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”) or any comparable successor provisions (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of a majority of either the then-outstanding shares of common stock of the Company (“Outstanding Company Common Stock”) or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change of Control: any acquisition by the Employee or by a Person in which the Employee has a greater than 25% equity interest, any acquisition by the Company, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company, or any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (B) of this Section 6(a)(v); (B) consummation of a reorganization, merger or consolidation or sale of all or substantially all of the assets of the Company (“Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same 7 proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, a majority of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; (C) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be considered as though such person were a member of the Incumbent Board; or (D) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company. Notwithstanding anything in the foregoing to the contrary, with respect to compensation (I) that is subject to Section 409A of the Code and (II) for which a Change of Control would accelerate the timing of payment thereunder (including, without limitation, for purposes of Section 6(a)(ii)(A) hereof), the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, each as defined in Section 409A of the Code and authoritative guidance thereunder, but only to the extent inconsistent with the above definition and as necessary to avoid the imposition of tax penalties under Section 409A of the Code, as determined by the Company. 8

(b) Voluntary Termination; Termination without Cause or for Good Reason during the First Year of Employment. (i) The Employee may voluntarily terminate the Term without Good Reason upon no less than 60 days’ prior written notice to the Company. (ii) If the Employee’s employment and the Term terminate (A) at any time voluntarily without Good Reason, or (B) by the Company without Cause or by the Employee for Good Reason, in the case of this clause (B), prior to the one-year anniversary of the Effective Date, the Employee shall be entitled to the Accrued Obligations (and shall be entitled to no other compensation, bonus, payments or benefits). (c) Death/Disability. (i) The Term will terminate automatically upon the Employee’s death while employed by the Company, and the Company may terminate the Term if the Employee has been unable to perform the material duties of his employment for a period of 180 days in any 12-month period because of physical or mental injury or illness, as determined by a physician mutually agreeable to the Employee and the Company; provided that such days shall not include days that the Employee is absent due to taking paid parental leave of no more than six months consistent with Company policy as in effect as of the date hereof (or any shorter period of time provided under Company policy if Company policy is amended after the Effective Date with the written approval of the Employee) (“Disability”). (ii) Upon a termination of the Term under this Section 6(c), the Employee shall be entitled to the Accrued Obligations (and shall be entitled to no other compensation, bonus, payments or benefits); provided, that the Refinancing Transaction Bonus shall be treated in accordance with Section 4 above. (d) Cause. (i) The Company may terminate the Term at any time for Cause upon written notice to the Employee. (ii) Upon a termination of the Term under this Section 6(d), the Employee shall be entitled to the Accrued Obligations (and shall be entitled to no other compensation, bonus, payments or benefits). 9

(e) Notice of Termination. Any termination of the Term by the Company or the Employee shall be communicated by a written notice of termination to the other given in accordance with Section 13 hereof. The notice of termination shall indicate the specific termination provision in this Agreement relied upon, briefly summarize the facts and circumstances deemed to provide a basis for a termination of the Term and the applicable provision hereof, and specify the termination date in accordance with the requirements of this Agreement. (f) Subject to the following sentence, in the event that the Employee’s employment with the Company terminates for any reason, then the Employee shall resign and/or be removed automatically from any and all director, officer, fiduciary or other positions that the Employee then holds with the Company or its affiliates, and the Employee shall execute any and all documents reasonably required to effectuate such resignation and/or removal. Notwithstanding anything to the contrary in this Section 6(f), the Employee shall not be required to resign as a member of the Board in the event that the Board unanimously determines by affirmative vote or written consent to request that the Employee continue as a member of the Board until the expiration of his then-current term. 7. Restrictive Covenants. (a) Confidentiality. Subject to Section 18 below, the Employee agrees that the Employee shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Employee’s assigned duties and for the benefit of the Company, either during the Term or at any time thereafter, any business and technical information or trade secrets, nonpublic, proprietary or confidential information, knowledge or data of the Company, or any of its subsidiaries. The foregoing shall not apply to information that was known to the public prior to its disclosure to the Employee; becomes generally known to the public subsequent to disclosure to the Employee through no wrongful act of the Employee or any representative of the Employee; is general information related to the Employee’s career or general business or lifestyle advice; or the Employee is required to disclose by applicable law, regulation or legal process (provided that the Employee provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its request and expense in seeking a protective order or other appropriate protection of such information). Nothing in this Section 7(a) or in Section 7(d) shall prohibit Employee from reporting possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation. (b) Noncompetition. The Employee acknowledges that the Employee performs services of a unique nature for the Company that are irreplaceable, and that the Employee’s performance of such services to a competing business will result in irreparable harm to the Company. Accordingly, during the Term and for a period of one year (two years if the Employee’s termination of employment occurs on or following a Change of Control) thereafter, the Employee agrees that the Employee will not, directly 10 or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in the business of the Company or any of its subsidiaries, including renting clothing and fashion accessories (the “Business”). Notwithstanding the foregoing, nothing herein shall prohibit the Employee from participating in any speaking engagement, writing or otherwise creating any book, article, or other document that relates to Employee’s career, or general business or lifestyle advice, engaging in the television, video, or music business (in the case of the preceding clauses (i), (ii) and (iii), to the extent that such activity does not directly promote or endorse a product or service that is competitive with the Business), being a passive owner of not more than 5% of the equity securities of a publicly traded corporation or indirectly being a passive owner of not more than 5% of the equity securities of a non-publicly traded corporation (whether or not engaged in a business that is in competition with the Business), or serving as an advisor to or on the board of directors of a corporation or any other entity the primary business of which is not competitive with the Business. (c) Nonsolicitation; Noninterference. (i) During the Term and for a period of one year thereafter, the Employee agrees that the Employee shall not, except in the furtherance of the Employee’s duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any customer of the Company or any of its subsidiaries to purchase or rent goods or services then sold or rented by the Company or any of its subsidiaries from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer. For avoidance of doubt, purchases of goods and services by Employee’s immediate family for personal use are exempt from this provision. (ii) During the Term and for a period of one year thereafter, the Employee agrees that the Employee shall not, except in the furtherance of the Employee’s duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any employee, representative or agent of the Company or any of its subsidiaries (other than the Employee’s personal assistant) to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or any of its subsidiaries or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, or interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its subsidiaries and any of their respective vendors, joint venturers or licensors; provided, however, that the Employee’s establishment of a relationship with any vendor, joint venture or licensor that also has a relationship with the Company shall not in and of itself be deemed to be interference in breach of this clause. An employee, representative 11 or agent shall be deemed covered by clause (ii) of the preceding sentence while so employed or retained and for a period of six months thereafter. (d) Nondisparagement. Subject to Section 18 below, during the Term and for all periods thereafter, the Employee agrees not to make negative comments or otherwise disparage the Company or any of its subsidiaries or their officers, directors, 10% or more shareholders or products, in any manner likely to be harmful to them or their business, business reputation or personal reputation, and shall instruct his immediate family members, agents and representatives not to do so. Subject to Section 18 below, during the Term and for all periods thereafter, the Company shall not make negative comments or otherwise disparage the Employee in any manner likely to be harmful to him, his business reputation or his personal reputation, and shall instruct its officers, directors and 10% or more shareholders (to the extent officers, directors, or 10% or more shareholders during the Term) not to do so. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or the making of truthful statements comparing the products or services of the Company with those of any organization with which the Employee may become associated following the end of the Term, if such association does not otherwise violate this Agreement. (e) Inventions. (i) The Employee acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products or developments (“Inventions”), whether patentable or unpatentable, that relate to the Employee’s work with the Company or any of its subsidiaries, made or conceived by the Employee, solely or jointly with others, while performing the Employee’s duties with the Company or any of its subsidiaries, and whether or not made or conceived prior to, on or after the date of this Agreement and prior to termination of the Employee’s service with the Company, shall belong exclusively to the Company (or its designee), whether or not patent or trademark applications are filed thereon; (excluding non-fiction relating to the Employee’s career, or general business or lifestyle advice). The Employee hereby assigns to the Company (in subsection (ii) below) the Inventions, together with the right to file, in the Employee’s name or in the name of the Company (or its designee), applications for patents, trademarks and equivalent rights (whether before, during or subsequent to the Employee’s employment with the Company) (the “Applications”). The Employee will, at any time during and subsequent to the Term, make such Applications, sign such papers, take all rightful oaths, and perform all acts as may be requested from time to time by the Company with respect to the Inventions. The Employee will also execute assignments to the Company (or its designee) of the Applications, and give the Company and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for its benefit, all without additional compensation to the Employee from the Company, but entirely at the Company’s expense. 12

(ii) In addition, the Inventions will be deemed “works made for hire,” as such term is defined under the copyright laws of the United States, on behalf of the Company and the Employee acknowledges and agrees that the Company will be deemed to be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to the Employee. If the Inventions, or any portion thereof, are deemed not to be “works made for hire,” the Employee hereby irrevocably conveys, transfers and assigns to the Company, all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including, without limitation, all of the Employee’s right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) and patent rights underlying the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, the Employee hereby waives any so-called “moral rights” with respect to the Inventions. The Employee hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents that may issue thereon, including, without limitation, any rights that would otherwise accrue to the Employee’s benefit by virtue of the Employee being an employee of or other service provider to the Company. (f) Reformation. If it is determined by a court of competent jurisdiction in any state or foreign jurisdiction that any restriction in this Section 7 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state or foreign jurisdiction, it is the intention of the parties that such restriction may be modified or amended to render it enforceable to the maximum extent permitted by the laws of that state or foreign jurisdiction. (g) Tolling. In the event of any violation of the provisions of this Section 7, the Employee acknowledges and agrees that the post-termination restrictions contained in this Section 7 in respect of the subject matter of such violation shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation. (h) Survival of Provisions. The obligations contained in Sections 7 and 8 hereof shall survive the termination or expiration of the Term and shall be fully enforceable thereafter. 8. Cooperation. Upon the receipt of reasonable notice from the Company (including outside counsel), the Employee agrees that during the Term and thereafter, the Employee will respond and provide information with regard to matters in which the Employee has knowledge as 13 a result of the Employee’s employment with the Company, and will provide reasonable assistance to the Company, its affiliates and their respective representatives in defense of any claims that may be made against the Company or its affiliates, and will assist the Company and its affiliates in the prosecution of any claims that may be made by the Company or its affiliates, to the extent that such claims may relate to the period of the Employee’s employment with the Company and the Employee is knowledgeable of matters that may be relevant to the Company’s defense against such claims. Upon presentation of appropriate documentation, the Company shall pay or reimburse the Employee for all reasonable out-of-pocket travel, duplicating and telephonic expenses and reasonable attorneys’ fees and charges incurred by the Employee in complying with this Section 8. 9. Equitable Relief and Other Remedies. The Employee acknowledges and agrees that the Company’s remedies at law for a breach of any of the provisions of Section 7 or Section 8 hereof would be inadequate and, in recognition of this fact, the Employee agrees that, in the event of such a breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance of Section 7 and Section 8 hereof, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. 10. Golden Parachute Excise Tax Provisions. (a) In the event any payments or benefits provided under this Agreement or otherwise, either alone or together with other payments or benefits which the Employee receives or is entitled to receive from the Company or any affiliate (“Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and may be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”) as a result of a transaction affecting the Company described in Section 280G(b)(2)(A)(i) of the Code (a “280G Transaction”) that occurs at any time following the Effective Date, then the Payments shall be reduced to the minimum extent necessary to ensure that no portion of the Payments is subject to the Excise Tax, but only if the net amount of such Payments, as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Payments), is greater than or equal to the net amount of such Payments without such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Payments and the amount of the Excise Tax to which the Employee would be subject in respect of such unreduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Payments). The Payments shall be reduced in a manner that maximizes the Employee’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A, to the extent applicable, and where two or more economically equivalent amounts are subject to reduction but payable at different times, such amounts payable at the later time shall be reduced first but not below zero and will take into account the value of any reasonable compensation for services to be rendered by you before or after the 280G Transaction in accordance with applicable law. 14

(b) All determinations required to be made under Section 10(a) hereof shall be made by a public accounting or employee benefits consulting firm with a national practice selected by the Company and which is reasonably acceptable to the Employee (the “Accounting Firm”), as promptly as is practicable upon or following the applicable 280G Transaction affecting the Company. The Accounting Firm shall provide detailed supporting calculations both to the Company and the Employee. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. The determinations will take into account the value of any reasonable compensation for services to be rendered by the Employee before or after the 280G Transaction in accordance with applicable law. The parties agree that neither the Employee nor the Company shall take a tax reporting position that is inconsistent with the determination of the Accounting Firm. 11. Section 409A. (a) This Agreement is intended to be exempt from, or avoid the imposition of a penalty tax under, Section 409A of the Code and, to the extent necessary in order to avoid the imposition of a penalty tax on the Employee under Section 409A of the Code, payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code. Any payments or benefits that are provided upon a termination of employment shall, to the extent necessary in order to avoid the imposition of a penalty tax on the Employee under Section 409A of the Code, not be provided unless such termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception or another exception under Section 409A of the Code shall be paid under the applicable exception. Notwithstanding anything in this Agreement to the contrary, if the Employee is considered a “specified employee” (as defined in Section 409A of the Code), any amounts paid or provided under this Agreement shall, to the extent necessary in order to avoid the imposition of a penalty tax on Employee under Section 409A of the Code, be delayed for six months after Employee’s “separation from service” within the meaning of Section 409A of the Code, and the accumulated amounts shall be paid in a lump sum within 10 calendar days after the end of the six-month period. If the Employee dies during the six-month postponement period prior to the payment of benefits, the payments which are deferred on account of Section 409A of the Code shall be paid to the personal representative of the Employee’s estate within 60 calendar days after the date of the Employee’s death. (b) For purposes of Section 409A of the Code, each payment under this Agreement shall be treated as a separate payment. In no event may the Employee, directly or indirectly, designate the calendar year of a payment. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that any reimbursement is for expenses incurred during the period of time specified in this Agreement, the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the 15 reimbursement of an eligible expense will be made no later than the last calendar day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. 12. No Assignments. (a) This Agreement is personal to each of the parties hereto. Except as provided in Section 12(b) hereof, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. (b) The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company, provided that the Company shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise. 13. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered by hand, on the date of transmission, if delivered by confirmed facsimile or electronic mail, on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Employee: At the address (or to the facsimile number) last shown on the records of the Company If to the Company: Rent the Runway, Inc. 10 Jay Street New York, NY 11201 Facsimile: (646) 786-3528 Attention: Secretary or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. 14. Section Headings; Inconsistency. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between the terms of this 16

Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall govern and control. 15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. 16. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. 17. Dispute Resolution. Any action for injunctive relief under Section 9 hereof shall be settled exclusively by a state or federal court located in New York, New York. Except as otherwise provided herein, any other dispute or claim arising under or in connection with this Agreement (including its formation and validity) or the Employee’s employment with the Company shall be settled by arbitration before a single arbitrator in New York, New York in accordance with the national Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding upon the parties hereto. Any decision by the arbitrator hereunder may not be appealed to any court or other forum, except to the extent otherwise provided by the applicable law. Nothing herein shall prohibit either party hereto from seeking a temporary restraining order, preliminary injunction or other provisional relief, if in its judgment, such action is necessary to avoid irreparable damage or to preserve the status quo. The arbitrator shall apply applicable law and may not limit, expand, or otherwise modify the terms of this Agreement. Either party hereto may request an in person hearing; absent such request, the arbitrator may decide the claim based on the parties’ written submissions. The arbitrator has no authority to award punitive damages. Any arbitration awards(s) shall be in writing. The parties agree that the arbitration shall be kept confidential, but that judgment on any award may be entered into, and enforced by, any court having jurisdiction. The parties acknowledge and agree that in connection with any such arbitration and regardless of outcome, each party shall pay one half of the costs and expenses of the arbitration; in addition, the Company shall reimburse the Employee’s reasonable legal expenses incurred in connection with the arbitration if the Employee substantially prevails on the material issues in the arbitration. 18. Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits the Employee or any other person from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: the Employee shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or 17 other proceeding, if such filing is made under seal; and if the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the trade secret to the Employee’s attorney, and may use the trade secret information in the court proceeding, if the Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Furthermore, noting in this Agreement or otherwise shall be construed to prevent or limit the Employee or any other person from (1) responding truthfully to a valid subpoena; (2) filing a charge or complaint with, or participating in any investigation conducted by, a governmental agency including the Securities and Exchange Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the Commodity Futures Trading Commission and/or any state or local human rights agency or self-regulatory organization (including, but not limited to, the Financial Industry Regulatory Authority); (3) filing, testifying or participating in or otherwise assisting in a proceeding relating to, or reporting, an alleged violation of any federal, state or municipal law relating to fraud or any rule or regulation of a governmental agency or any self-regulatory organization, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation; or (4) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which the Employee is entitled. Prior authorization of the Company shall not be required to make any reports or disclosures under this Section 18 and the Employee is not required to notify the Company that he has made such reports or disclosures. 19. Compensation Recovery Policy. The Employee acknowledges and agrees that the Company’s Policy Relating to Recovery of Erroneously Awarded Compensation in effect on the Effective Date and any subsequently adopted amendment to such policy or new policy required by law or applicable stock exchange listing rules will apply and that he shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy with respect to past, present and future compensation, as appropriate). 20. Miscellaneous. (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer or director of the Company as may be designated by the Board or its authorized committee. (b) No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. (c) This Agreement, together with all exhibits hereto, the Inducement Letter, and the indemnification agreement between the Company and the Employee, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all prior agreements or understandings between the Employee and the Company with respect to the subject matter hereof. 18

(d) No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. (e) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to the choice of law principles thereof which could cause the application of the law of any jurisdiction other than the State of New York, 21. Representations. The Employee represents and warrants to the Company that  the Employee has the legal right to enter into this Agreement and to perform all of the obligations on the Employee’s part to be performed hereunder in accordance with its terms, and the Employee is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prevent the Employee from entering into this Agreement or performing all of the Employee’s duties and obligations hereunder. 22. Legal Fees. The Company will pay all reasonable legal fees and related expenses, up to a maximum of $30,000, incurred in connection with the drafting, negotiation, and execution of this Agreement and the drafting of any related equity documents, in each case, within 30 days following presentation by the Employee of an invoice therefor. 23. Withholding. The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 19

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. COMPANY: RENT THE RUNWAY, INC. By: /s/ Cara Schembri Name:Cara Schembri Title: Chief Legal & Administrative Officer EMPLOYEE: By: /s/ Dhiren Fonseca Name:Dhiren Fonseca [Signature Page to D. Fonseca Employment Agreement]  #101649562v3

Exhibit A RELEASE This Release of Claims (this “Release”) is entered into pursuant to the Employment Agreement, dated as of February __, 2026, to which Dhiren Fonseca (the “Employee”) and Rent the Runway, Inc., a Delaware corporation (the “Company”), are parties, as such agreement is from time to time amended in accordance with its terms (the “Employment Agreement”). 1. Release of Claims by Employee. (a) Pursuant to the Employment Agreement, the Employee, with the intention of binding himself and his heirs, executors, administrators and assigns (collectively, and together with the Employee, the “Employee Releasors”), hereby releases, remises, acquits and forever discharges the Company and each of its subsidiaries and affiliates (the “Company Affiliated Group”), and their past and present directors, employees, stockholders, agents, attorneys, accountants, representatives, plan fiduciaries, and the successors, predecessors and assigns of each of the foregoing (collectively, and together with the members of the Company Affiliated Group, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, that arise out of, or relate in any way to, the Employee’s employment with the Company or the termination of such employment (collectively, “Released Claims”) and that the Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity, including any and all Released Claims arising out of or in any way connected with the Employee’s service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity (including as an employee, officer or director), or the termination of such service in any such capacity, for severance or vacation benefits, unpaid wages, salary or incentive payments, for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, for any violation of applicable federal, state and local labor and employment laws (including all laws concerning unlawful and unfair labor and employment practices) and for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation but only to extent applicable, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Age Discrimination in Employment Act (“ADEA”) and any similar or analogous state statute, excepting only that no claim in respect of any of the following rights shall constitute a Released Claim: (1)any right arising under, or preserved by, this Release; (2)any right arising under Section 4 or Section 6 of the Employment Agreement which are meant to last following the Employee’s termination of employment with the Company, or by which its terms arises following the date hereof under another section of the Employment Agreement; Ex. A-1 #101649562v3

(3)any claim related solely to the Employee’s status as an equityholder of the Company or any affiliate thereof; (4)any right to indemnification under (i) applicable law, (ii) the Employment Agreement, (iii) the limited liability agreement, partnership agreement, by-laws or certificate of incorporation of any Company Released Party, (iv) any other agreement between the Employee and a Company Released Party or (v) as an insured under any director’s and officer’s liability insurance policy now or previously in force; or (5)any claim for vested benefits under any health, disability, retirement, life insurance or similar employee benefit plan of the Company Affiliated Group. (b) No Employee Releasor shall file or cause to be filed any action, suit, claim, charge or proceeding with any governmental agency, court or tribunal relating to any Released Claim within the scope of this Section 1. (c) In the event any action, suit, claim, charge or proceeding within the scope of this Section 1 is brought by any government agency, putative class representative or other third Party to vindicate any alleged rights of the Employee, the Employee shall, except to the extent required or compelled by law, legal process or subpoena, refrain from participating, testifying or producing documents therein, and all damages, inclusive of attorneys’ fees, if any, required to be paid to the Employee by the Company as a consequence of such action, suit, claim, charge or proceeding shall be repaid to the Company by the Employee within ten (10) calendar days of his receipt thereof. (d) The amounts and other benefits set forth in Section 6 of the Employment Agreement, to which the Employee would not be entitled in the absence of this Release, are being paid to the Employee in return for the Employee’s execution and nonrevocation of this Release and the Employee’s agreements and covenants contained in the Employment Agreement. The Employee acknowledges and agrees that the release of claims set forth in this Section 1 is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied. (e) The release of claims set forth in this Section 1 applies to any relief in respect of any Released Claim of any kind, no matter how called, including wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorney’s fees and expenses. The Employee specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Section 1 is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employee is not permitted to waive. Nothing in this Release shall prohibit the Employee from reporting possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation. Furthermore, the terms of Section 18 of the Employment Agreement Ex. A-2 #101649562v3

shall apply mutatis mutandis hereunder. Nevertheless, the Employee acknowledges and agrees that by virtue of this Release, the Employee has waived any relief available to the Employee from any Company Released Party (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Agreement. Therefore, except as set forth herein, the Employee agrees that the Employee will not seek or accept any award or settlement from any Company Released Party (including but not limited to any proceeding brought by any other person or by any governmental agency) with respect to any claim or right waived pursuant to this Release. This Release does not, however, waive or release the Employee’s right to receive a monetary award from any governmental agency or self-regulatory organization for information provided to any governmental agency or self-regulatory organization. 2. Voluntary Execution of Agreement. BY HIS SIGNATURE BELOW, THE EMPLOYEE ACKNOWLEDGES THAT: (a) HE HAS RECEIVED A COPY OF THIS RELEASE AND WAS OFFERED A PERIOD OF 21 DAYS TO REVIEW AND CONSIDER IT; (b) IF HE SIGNS THIS RELEASE PRIOR TO THE EXPIRATION OF 21 CALENDAR DAYS, HE KNOWINGLY AND VOLUNTARILY WAIVES AND GIVES UP THIS RIGHT OF REVIEW; (c) HE HAS THE RIGHT TO REVOKE THIS RELEASE FOR A PERIOD OF SEVEN CALENDAR DAYS AFTER HE SIGNS IT BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH CALENDAR DAY AFTER THE DAY ON WHICH HE SIGNED THIS RELEASE; (d) THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE FOREGOING SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT THE RELEASE HAVING BEEN REVOKED; (e) THIS RELEASE WILL BE FINAL AND BINDING AFTER THE EXPIRATION OF THE FOREGOING REVOCATION PERIOD REFERRED TO IN SECTION 2(c) HEREOF, AND FOLLOWING SUCH REVOCATION PERIOD, THE EMPLOYEE AGREES NOT TO CHALLENGE ITS ENFORCEABILITY; (f) HE IS AWARE OF HIS RIGHT TO CONSULT AN ATTORNEY, HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY, AND HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS RELEASE; (g) NO PROMISE OR INDUCEMENT FOR THIS RELEASE HAS BEEN MADE EXCEPT AS SET FORTH IN THE EMPLOYMENT AGREEMENT AND THIS RELEASE; Ex. A-3 #101649562v3

(h) HE HAS CAREFULLY READ THIS RELEASE, ACKNOWLEDGES THAT HE HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT OR THE EMPLOYMENT AGREEMENT, AND WARRANTS AND REPRESENTS THAT HE IS SIGNING THIS RELEASE KNOWINGLY AND VOLUNTARILY. 3. Miscellaneous. The provisions of the Employment Agreement relating to representations, successors, notices, amendments/waivers, headings, severability, choice of law, references, arbitration and counterparts/faxed signatures, shall apply to this Release as if set fully forth in full herein, with references in such Sections to “this Agreement” being deemed, as appropriate, to be references to this Release. For avoidance of doubt, this Section 3 has been included in this Release solely for the purpose of avoiding the need to repeat herein the full text of the referenced provisions of the Employment Agreement. [Signature page follows] Ex. A-4 #101649562v3

IN WITNESS WHEREOF, the Employee has acknowledged, executed and delivered this Release as of the date indicated below. EMPLOYEE: Dhiren Fonseca Date of Execution: _____________________ [Signature Page to D. Fonseca Release]  #101649562v3